Exhibit 10.11

Execution Copy

ESCROW AGREEMENT

This Escrow Agreement, dated as of December 18, 2003 (this “Agreement”), is by and among Jefferies & Company, Inc. and Citigroup Global Markets Inc., as the initial purchasers under the Purchase Agreement (together, the “Depositors”), Wilmington Trust Company, a Delaware banking corporation, both in its capacity as trustee under the Indenture (“Trustee”) and as Escrow Agent under this Agreement (“Escrow Agent”), Ship Finance International Limited, a Bermuda exempted company (the “Company”), and Frontline Ltd., a Bermuda exempted company (“Frontline”).

RECITALS

WHEREAS, this Agreement is being entered into in connection with (a) the Purchase Agreement dated December 11, 2003, between the Company, Frontline and the Depositors (the “Purchase Agreement”), and (b) the Indenture dated as of December 18, 2003 (the “Indenture”), between the Trustee and the Company, governing the Company’s 8 1/2% Senior Notes due 2013 (the “Securities”); and

WHEREAS, this Agreement is being entered into for the benefit of the holders from time to time of the Securities; and

WHEREAS, the Escrow Funds (as defined herein) will be released at the direction of Trustee either to the Company upon satisfaction of the conditions specified herein or to Trustee to fund a Special Mandatory Redemption of the Securities, each as provided in Section 5 of this Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Definitions.

(a)                                  The following terms have the following meanings when used in this Agreement.  Capitalized terms that are used but not defined in this Agreement have the meanings set forth in the Indenture.

“Escrow Funds” means the net proceeds of the offering of the Securities of $565,500,000, which will be deposited by the Depositors with Escrow Agent in the Escrow Account (as defined below) under this Agreement, together with any interest and other income thereon, all investments therefrom, and all proceeds of the foregoing, all of which shall be credited to and carried in the Escrow Account by the Escrow Agent, and such term shall also include all security entitlements and financial assets carried in or credited to the Escrow Account from time to time.

“Federal Book Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)”) governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D of 31 C.F.R. Part 357, 31 C.F.R. §357.2, §357.10 through §357.14 and §357.41  through §357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Opinion of Counsel” means an opinion of Seward & Kissel LLP substantially in the form of Exhibit B to this Agreement.

“Release Certificate” means an officers’ certificate substantially in the form of Exhibit A to this Agreement, signed by two officers of the Company (one of whom shall be the Chief Executive Officer or the President and one of whom shall be the Chief Financial Officer or the Chief Accounting Officer), the contents and delivery of which shall have been approved by a duly adopted resolution of the Board of Directors of the Company, certifying to Trustee as to the matters specified in Exhibit A.

“Special Mandatory Redemption” means the mandatory redemption of the Securities contemplated by Section 5.9 of the Indenture.

(b)  Other terms that are defined in Article 8 or Article 9 of the New York UCC and/or the Federal Book Entry Regulations (including, without limitation, as applicable, “securities account,” “securities intermediary,” “security entitlement,” “financial asset,” “entitlement holder,” “entitlement order” and “control”) have the same meaning when used herein unless the context otherwise requires.

2.                                       Appointment of and Acceptance by Escrow Agent.  Trustee hereby appoints Escrow Agent to serve as escrow agent hereunder.  Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the initial Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.  Escrow Agent undertakes to perform only such duties expressly set forth herein and no implied duties or obligations shall be read into this Agreement against Escrow Agent.  In acting hereunder, Escrow Agent shall not be liable for any act done, or omitted to be done, by it in the absence of gross negligence or willful misconduct.

3.                                       Creation of Escrow Account.

(a)                                  On December 18, 2003, the Depositors will transfer the sum of $565,500,000, by wire transfer of immediately available funds, to the following account (the “Escrow Account”):

Wilmington Trust Company, as Escrow Agent
for Ship Finance Limited Notes
ABA No. 031100092
Account No. 64626-0
Account Name: Ship Finance International Limited 8 1/2 % Senior Notes
Attention: Mary St. Amand

Escrow Agent hereby acknowledges and agrees that it has established, on the books and records of its office in Wilmington, Delaware, the Escrow Account in the name of the Trustee on behalf of the holders of the Securities and that the Escrow Account is under the sole dominion and control of the Trustee.

(b)                                 Notwithstanding anything in this agreement to the contrary, the parties hereto hereby agree that:

(i)                                     the Escrow Account is and shall be maintained by Escrow Agent as a securities account;

(ii)                                  Escrow Agent shall be and at all times shall act as a securities intermediary in maintaining the Escrow Account and shall by appropriate book entry credit to the Escrow Account each financial asset to be held in or credited to the Escrow Account pursuant to this Agreement;

(iii)                               the Escrow Agent’s jurisdiction, as securities intermediary, for purposes of this Agreement, the Escrow Account and Article 8 of the New York UCC is the State of New York;

(iv)                              all property in the Escrow Account from time to time, including cash, will be treated by Escrow Agent as a financial asset;

(v)                                 the entitlement holder with respect to the Escrow Account and each security entitlement credited thereto or carried therein shall be the Trustee for the benefit of the holders of the Securities;

(vi)                              any financial asset in registered form or payable to or to the order of a person and credited to Escrow Account shall be registered in the name of, payable to or to the order or, or specially indorsed to, Trustee or carried in or credited to another securities account in the name of Escrow Agent as securities intermediary; and

(vii)                           Escrow Agent shall not change the name or account number of the Escrow Account without the prior written consent of the Trustee and shall not change the entitlement holder.

(c)                                  Notwithstanding anything in this agreement to the contrary, Escrow Agent agrees that it shall comply with entitlement orders and instructions originated by the Trustee and relating to the Escrow Account and all securities entitlements and financial assets carried in or credited to the Escrow Account, including any entitlement order or instructions contemplated by Section 5, without further consent by the Company, Frontline or any other person or entity so long as this Agreement is in effect.  Escrow Agent hereby represents that it has not, and it hereby agrees that it will not, enter into any agreement or take any action which gives any person or entity other than the Trustee control over the Escrow Account or any security entitlement or financial asset carried therein or credited thereto.  The parties hereto agree that Trustee shall have exclusive control, and sole dominion and control, over the Escrow Account and each security entitlement and financial asset carried therein or credited thereto, and Escrow Agent shall not accept or comply with instructions or entitlement orders given by any person other than Trustee.

(d)                                 The parties hereto acknowledge that, until the release of the Escrow Funds to the Company in accordance with the terms of this Agreement (subject to Trustee’s rights and remedies set forth in Section 5), the Escrow Funds shall be held by Trustee as entitlement holder of the Escrow Account for the benefit of the holders of the Securities and do not constitute property or an asset of the Company, and the Company shall have only a contingent right to receive payment of the Escrow Funds at the direction of Trustee on the terms and subject to the conditions set forth in this Agreement.

(e)                                  In the event that Escrow Agent has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Escrow Account, or any financial asset carried therein or credited thereto, or any securities entitlement with respect thereto, Escrow Agent hereby agrees that such security interest shall be subordinate to the security interest of Trustee.  Except as contemplated by Sections 8, 10 and 11 with respect to the reimbursement of Escrow Agent’s indemnification, fees and expenses, the financial assets or any securities entitlement with respect thereto standing to the credit of the Escrow Account will not be subject to deduction, set-off, banker’s lien or any other right in favor of any person or entity other than Trustee.

(f)                                    There are no other agreements entered into among the parties hereto with respect to the Escrow Account.  Except as expressly set forth in this Section 3, in the event of any conflict between this Section 3 or any portion hereof, any other provision of this Agreement or any other agreement now existing or hereafter entered into, the terms of this Section 3 shall prevail.

4.                                       Recharacterization.  In the event this Agreement is ever determined to constitute a security agreement or other pledge or security arrangement, or if it is ever determined that the Company has any right, title or interest in the Escrow Account or the Escrow Funds, the Company hereby grants to Trustee a present and continuing first priority security interest in the Escrow Account, the Escrow Funds and any proceeds therefrom (subject only to Escrow Agent’s right of reimbursement of indemnification, fees and expenses from the Escrow Funds, as contemplated by Sections 8, 10 and 11) to secure the Company’s obligations under the Indenture (including without limitation its obligation to pay the redemption price and premium and any accrued and unpaid interest on the Securities to the redemption date with respect to the Special Mandatory Redemption pursuant to Section 5.9 of the Indenture).  The Company agrees that it shall do, execute, acknowledge, deliver, record, file and register any and all such acts, deeds, certificates, assurances, agreements and other instruments (including without limitation security agreements, collateral agreements, financing statements, and lien and pledge instruments) as are in the opinion of Trustee reasonably necessary to give effect to the foregoing sentence.  Without limitation to the foregoing, the Company hereby authorizes Trustee, without the signature of or further authorization or consent from the Company, to file such financing statements in such jurisdictions as are in the opinion of Trustee reasonably necessary to further perfect the security interests granted herein.  Upon the disbursement of the Escrow Funds in accordance with Section 5(a), Trustee and the Company shall file such termination statements in such jurisdictions as are in the opinion of the Company reasonably necessary to terminate the security interests granted herein.

5.                                       Disbursement of Escrow Funds.  Trustee and the Company agree (solely as between themselves) that Trustee shall direct Escrow Agent to disburse the Escrow Funds only in accordance with the following provisions:

(a)                                  Completion of Fleet Acquisition.  If, at or prior to 5:00 p.m., Eastern Time, on March 17, 2004 (the “Completion Deadline”), the Company delivers to Trustee a Release Certificate and an Opinion of Counsel, Trustee will direct Escrow Agent to disburse the Escrow Funds to the Company according to the payment instructions contained in the Release Certificate.

(b)                                 Special Mandatory Redemption.  If (i) Trustee has not received a Release Certificate and an Opinion of Counsel or (ii) Trustee has not delivered a Default Instruction (as defined below), in each case at or prior to the Completion Deadline, then Trustee will direct Escrow Agent to disburse all the Escrow Funds directly to Trustee for use in completing the Special Mandatory Redemption on or before 10:00 a.m., New York City time, on the date fixed for the Special Mandatory Redemption specified in the notice of such Special Mandatory Redemption given pursuant to Section 5.9 of the Indenture.  The Company shall deliver to Trustee and Escrow Agent a copy of such notice when it is mailed.

(c)                                  Event of Default under the Indenture.  If, at any time prior to the Completion Deadline, there is an Event of Default under the Indenture, Trustee will direct Escrow Agent to disburse all the Escrow Funds directly to Trustee for use in accordance with the Indenture (a “Default Instruction”).

Notwithstanding the foregoing provisions of this Section 5, if (i) Trustee has not received a Release Certificate and an Opinion of Counsel or (ii) Trustee has not delivered a Default Instruction, in each case at or prior to the Completion Deadline and if the provisions of Section 4 become operative, Trustee shall have, and is hereby presently granted, in addition to any other rights and remedies specified herein, all rights and remedies of a secured party under the New York UCC.  The foregoing provisions of this Section 5 are between Trustee and the Company and shall in no way limit Escrow Agent’s obligation to follow entitlement orders of Trustee with respect to the Escrow Account and any security entitlements and financial assets carried therein or credited thereto, without the consent of the Company, Frontline or any other person.

6.                                       Frontline Payment Obligation.  If the Escrow Funds are disbursed to the Trustee in accordance with, or pursuant to instructions or directions received under, Section 5(b) above, and the amount of such Escrow Funds shall be insufficient to fully fund the redemption price and premium and any accrued and unpaid interest on the Securities to the redemption date with respect to the Special Mandatory Redemption pursuant to Section 5.9 of the Indenture, then Frontline shall promptly provide to the Trustee, for the benefit of the holders of the Securities, by wire transfer of immediately available funds to the Escrow Account, cash in U.S. dollars in an amount that, taken together with the Escrow Funds, shall be sufficient to fully fund the redemption price and premium and any accrued and unpaid interest on the Securities to the redemption date with respect to the Special Mandatory Redemption.

7.                                       Investment of Funds.

(a)                                  Escrow Agent will hold in, and credit by appropriate book entry to, the Escrow Account the initial deposit and all subsequent deposits to the Escrow Account, together with all investments thereof and all interest accumulated thereon and proceeds from the foregoing, upon the terms and conditions set forth in this Escrow Agreement and shall not disburse funds from the Escrow Account except as provided herein.  Trustee hereby directs Escrow Agent to invest the funds in the Escrow Account initially in the Service class shares of the U.S. Government Portfolio of the Wilmington Funds, a mutual fund managed by Rodney Square Management Corporation, a subsidiary of Escrow Agent.  The parties acknowledge that (i) shares in this mutual fund are not obligations of Wilmington Trust Company, are not deposits and are not insured by the FDIC, (ii) Escrow Agent or its affiliates are compensated by this mutual fund for services rendered in its capacity as investment advisor, custodian and/or transfer agent, (iii) Wilmington Trust Company, or its affiliates, are also compensated by these mutual funds for providing shareholder services and (iv) such compensation is both described in detail in the prospectus for the fund, and is in addition to the compensation, if any, paid to Wilmington Trust Company in its capacity as Escrow Agent hereunder.

(b)                                 Trustee and the Company agree (solely as between themselves) that, unless and until an Event of Default has occurred under the Indenture, the Company shall be entitled to direct Trustee in writing to instruct Escrow Agent to invest the funds in the Escrow Account in any other Cash Equivalent, and Trustee shall instruct Escrow Agent accordingly.

(c)                                  Notwithstanding anything to the contrary contained herein, the Company agrees that Trustee may, even if no Event of Default has occurred under the Indenture, without notice to any person, direct Escrow Agent to sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent will not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation.

(d)                                 The provisions of Section 7(b) and Section 7(c) are between Trustee and the Company and shall in no way limit Escrow Agent’s obligation to follow entitlement orders of Trustee with respect to the Escrow Account and any security entitlements and financial assets carried therein or credited thereto, without the consent of the Company, Frontline or any other person.

8.                                       Resignation of Escrow Agent.  Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten days’ prior written notice to Trustee and Frontline.  Such resignation will take effect upon the appointment of a successor Escrow Agent as provided below.  Upon any such notice of resignation, Frontline will appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $500,000,000, and which shall have the legal capacity to act as, and which shall act as, a securities intermediary hereunder.  On the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent will succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent will be discharged from its duties and obligations under this Agreement, but will not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession.  After any retiring Escrow Agent’s resignation, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.  The retiring Escrow Agent will transmit all records pertaining to the Escrow Funds and will pay the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable.  In the event Frontline shall not have delivered to Escrow Agent a written designation of a successor Escrow Agent within a thirty (30) day period, together with the consent to such designation by the successor Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a successor Escrow Agent, and the costs of obtaining such appointment shall be reimbursable by Frontline and from the Escrow Funds.

9.                                       Liability of Escrow Agent.

(a)                                  Escrow Agent will have no liability or obligation with respect to the Escrow Funds except for Escrow Agent’s willful misconduct or gross negligence, and Escrow Agent will be fully protected in acting upon the directions of Trustee given in accordance with this Agreement.  In no event shall Escrow Agent be liable to the Company, Frontline or any other person for acting on instructions or entitlement orders given by Trustee.  Escrow Agent’s sole responsibility will be for the safekeeping, investment and disbursement of the Escrow Funds in accordance with Trustee’s directions and the other terms of this Agreement.  Escrow Agent will have no implied duties or obligations and will not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement, and Escrow Agent may assume that any person purporting to give any writing, notice, advice or instruction on behalf of Trustee in connection with the provisions hereof has been duly authorized to do so.  In no event will Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages.  Escrow Agent will not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited or this Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Escrow Agent may consult legal counsel selected by it in connection with the construction of any of the provisions hereof or of any of its duties as Escrow Agent and securities intermediary hereunder and will incur no liability in acting in accordance with the opinion or instruction of such counsel.

(b)                                 Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any of the Escrow Funds shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting the Escrow Funds or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it will not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(c)                                  Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

(d)                                 Escrow Agent shall be authorized (but not required) to seek confirmation of all funds transfer instructions by telephone callback, and Escrow Agent may rely upon such confirmation of anyone purporting to be the person designated in the instructions.  The parties acknowledge that such security procedure is commercially reasonable.  The Escrow Agent may, however, disburse any funds in the Escrow Fund without any separate instructions, if such disbursements are in accordance with the terms of this Escrow Agreement.

10.                                 Indemnification of Escrow Agent.  From and at all times after the date of this Agreement, Frontline and the Company (together, the “Indemnifying Parties”) shall, on a joint and several basis, to the fullest extent permitted by law and to the extent provided in this Agreement, indemnify and hold harmless each of Escrow Agent and Trustee and each of their respective directors, officers, employees, attorneys, agents and affiliates (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date of this Agreement, whether direct, indirect or consequential (collectively, “Damages”), as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Frontline or the Company, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated hereby, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party; provided further, however, that no Indemnified Party shall have the right to be indemnified hereunder for any Damages to the extent that such Damages are a result of, arise from or are related to any act or omission by any Indemnified Party that causes Escrow Agent not to be a securities intermediary under Article 8 of the New York UCC for purposes of this Agreement, the Escrow Account and the Escrow Funds.  If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Indemnifying Parties in writing, and the Indemnifying Parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Indemnified Party and the payment of all expenses.  Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Indemnifying Parties shall be required to pay such fees and expenses if (a) the Indemnifying Parties agree to pay such fees and expenses, (b) the Indemnifying Parties shall fail to assume the defense of such action or proceeding, (c) either of the Indemnifying Parties is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both such Indemnified Party and either of the Indemnifying Parties, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Parties.  The Indemnifying Parties shall be liable to pay fees and expenses of counsel pursuant to the preceding sentence. All such fees and expenses payable by the Indemnifying Parties pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim.  All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by the Indemnifying Parties upon demand by such Indemnified Party.  If the Indemnifying Parties shall fail to pay such losses, damages, costs and expenses within 10 days of such demand, such losses, damages, costs and expenses shall be reimbursable from the Escrow Funds unless such amounts shall not have been paid when the Escrow Funds are to be disbursed in accordance with Section 5, in which case any such unpaid amounts shall then be reimbursable from the Escrow Funds.  The obligations of the Indemnifying Parties under this Section 10 shall survive any termination of this Agreement, and any resignation of Escrow Agent under this Agreement.

11.                                 Fees and Expenses of Escrow Agent.  Frontline shall pay to Escrow Agent compensation for its services hereunder in accordance with the terms of a separate fee agreement between the parties.  In the event Escrow Agent renders any extraordinary services in connection with the Escrow Account at the request of the parties, Escrow Agent shall be entitled to additional compensation therefor to be agreed upon by Escrow Agent and Frontline.  In addition, Frontline shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses incurred in its capacity as Escrow Agent under this Agreement, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like.  All of the compensation and reimbursement obligations set forth in this Section 11 shall be payable by Frontline upon demand by the Escrow Agent.  If Frontline shall fail to pay any portion of such compensation or out-of-pocket expenses within 10 days of demand by the Escrow Agent, such unpaid portion shall be reimbursable from the Escrow Funds unless such amounts shall not have been paid when the Escrow Funds are to be disbursed in accordance with Section 5, in which case any such unpaid amounts shall then be reimbursable from the Escrow Funds.  The obligations of Frontline under this Section 11 shall survive any termination of this Agreement and any resignation of Escrow Agent under this Agreement.

12.                                 Notice.  Unless otherwise provided herein, any notice, request, consent, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and will be deemed given (a) when received if delivered personally or by courier; or (b) on the date receipt is acknowledged if delivered by certified mail, postage prepaid, return receipt requested or (c) on the day of transmission if sent by facsimile transmission and receipt thereof is confirmed, as follows:

If to Trustee, addressed to:

Wilmington Trust Company, as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention:	Mary St. Amand
Assistant Vice President
Facsimile: (302) 636-4145

If to Escrow Agent, addressed to:

Wilmington Trust Company,
as Escrow Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention:	Mary St. Amand
Assistant Vice President
Facsimile: (302) 636-4145

If to the Company, addressed to:

Ship Finance International Limited
Par-La-Ville Place
14 Par-La-Ville Road
Hamilton, Bermuda HM 08
Attention: Finance Department
Facsimile: +1 (441) 295-3494

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention: Gary Wolfe
Facsimile: (212) 480-8421

If to Frontline, addressed to:

Frontline Ltd.
Par-La-Ville Place
14 Par-La-Ville Road
Hamilton, Bermuda HM 08
Attention: Finance Department
Facsimile: +1 (441) 295-3494

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention: Gary Wolfe
Facsimile: (212) 480-8421

or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others in accordance with this Section 12.

13.                                 No Third-Party Beneficiaries; Amendment or Waiver.  This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy, or claim, either express or implied, to any other entity or person whatsoever.  This Agreement may be changed, waived, discharged or terminated only by a writing signed by each of the parties hereto; provided, that any amendment to Section 5 or Section 6 also will require the consent of Holders of all the then outstanding Securities.  No delay or omission by any party in exercising any right with respect to this Agreement will operate as a waiver.  A waiver on any one occasion will not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

14.                                 Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.                                 Governing Law.  This Agreement shall be interpreted, construed, enforced and administered in accordance with the laws of the State of New York.  The Company and Frontline hereby submit to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York.  The Company and Frontline hereby waive the right to trial by jury in any such proceedings.  To the extent that in any jurisdiction the Company or Frontline may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity.  The Company and Frontline waive personal service of process and consent to service of process by certified or registered mail, return receipt requested, directed to them c/o Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, the authorized agent of each of the Company and Frontline, and such service shall be deemed completed 10 calendar days after the same is so mailed.

16.                                 Entire Agreement.  Except as set forth in the first sentence of Section 11, this Agreement constitutes the entire agreement of the parties hereto relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

17.                                 Binding Effect.  All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

18.                                 Execution in Counterparts.  This Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

19.                                 Termination.  Upon the disbursement of all amounts in the Escrow Funds under Section 5 of this Agreement, this Agreement will terminate (other than Section 6 and Section 9 through Section 21) and Escrow Agent will have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds (provided, however, that the termination of this Agreement shall not impair or affect any rights or obligations of any party hereto arising hereunder prior to such termination).

20.                                 Dealings.  Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Company or Frontline and become pecuniarily interested in any transaction in which the Company or Frontline may be interested, and contract and lend money to the Company or Frontline and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing in this Agreement will preclude Escrow Agent from acting in any other capacity for the Company, Frontline or for any other entity.

21.                                 No Depositor Liability or Further Obligation.  The Company, Frontline, Escrow Agent and Trustee acknowledge and agree that depositing the Escrow Funds with Escrow Agent is the only obligation of the Depositors under this Agreement.  Frontline and the Company agree, on a joint and several basis, to hold the Depositors harmless with respect to any claim, liability or cause of action under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

DEPOSITORS

JEFFERIES & COMPANY, INC.

By:	/s/ John W. Sinders Jr
Name:	John W. Sinders Jr
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Mark Rhodes
Name:	Mark Rhodes
Title:	Senior Vice President & Counsel

TRUSTEE

WILMINGTON TRUST COMPANY

By:	/s/ James J. McGinley
Name:	James J. McGinley
Title:	Authorized Signer

ESCROW AGENT

WILMINGTON TRUST COMPANY

By:	/s/ James J. McGinley
Name:	James J. McGinley
Title:	Authorized Signer

THE COMPANY

SHIP FINANCE INTERNATIONAL LIMITED

By:	/s/ Kate Blankenship
Name:	Kate Blankenship
Title:	Director, Secretary and Attorny-in-Fact

FRONTLINE

FRONTLINE LTD.

By:	/s/ Kate Blankenship
Name:	KATE BLANKENSHIP
Title:	DIRECTOR

EXHIBIT A

FORM OF

SHIP FINANCE INTERNATIONAL LIMITED

OFFICERS’ CERTIFICATE

This Officers’ Certificate is being delivered to Trustee under Section 5(a) of the Escrow Agreement (the “Agreement”), dated as of December 18, 2003, by and among Jefferies & Company, Inc. and Citigroup Global Markets Inc., as Depositors, Wilmington Trust Company, a Delaware banking corporation, as trustee under the Indenture (“Trustee”) and as escrow agent under the Agreement (“Escrow Agent”), Ship Finance International Limited, a Bermuda exempted company (the “Company”), and Frontline Ltd., a Bermuda exempted company (“Frontline”).  This Officers’ Certificate is being delivered concurrently to Trustee.  Capitalized terms that are used but not defined herein have the meanings set forth in the Agreement.

The undersigned officers of the Company hereby certify that each of the following statements is true and correct or will be true and correct simultaneously with the release of the Escrow Funds contemplated hereby:

(1)                                  the Company has completed the purchase, directly or indirectly, of at least 45 of the Vessel Owning Subsidiaries (as defined in the Fleet Purchase Agreement dated as of December 11, 2003 between the Company and Frontline (the “Fleet Purchase Agreement”)) set forth in Schedule 3.19 to the Fleet Purchase Agreement, as contemplated by the Fleet Purchase Agreement or, in the event there was a Total Loss (as defined in the Indenture) of a Vessel (as defined in the Fleet Purchase Agreement) prior to the acquisition by the Company of the Vessel Owning Subsidiary that owns that Vessel, Frontline has either (a) irrevocably transferred to the Company its right to receive all insurance proceeds, damages, indemnities or other amounts it has received or may receive in connection with such Total Loss or (b) substituted a vessel of similar age, size and classification and the Company has completed the purchase of the entity that owns such substituted vessel for a similar purchase price, in each case in accordance with the terms of the Fleet Purchase Agreement in all material respects;

(2)                                  the Charter Ancillary Agreement (as defined in the Fleet Purchase Agreement) has been duly authorized, executed and delivered by all parties thereto and is in full force and effect;

(3)                                  Frontline has complied with its obligations under the Charter Ancillary Agreement in all material respects, including without limitation its obligation to capitalize the Charterer (as defined in the Fleet Purchase Agreement) with at least U.S. $250 million in cash in accordance with the terms thereof, and there are no defaults thereunder that are continuing;

(4)                                  the Charters and the Management Agreements (each as defined in the Fleet Purchase Agreement) with respect to the Vessel Owning Subsidiaries that have been acquired have been duly authorized, executed and delivered by all parties thereto and are in full force and effect (subject to any exceptions expressly contemplated by the

Fleet Purchase Agreement), on substantially the terms described in the Offering Circular for the offering of the Securities dated December 11, 2003 (the “Offering Circular”), and there are no defaults thereunder that are continuing;

(5)                                  the Frontline Performance Guarantee (as defined in the Fleet Purchase Agreement) has been duly authorized, executed and delivered by all parties thereto and is in full force and effect;

(6)                                  all of the Restricted Subsidiaries (as defined in the Indenture) that have been acquired by the Company have executed and delivered Subsidiary Guarantees (as defined in the Indenture) in accordance with the Indenture, and such Subsidiary Guarantees are in full force and effect; and

(7)                                  the terms of the transactions entered into and the operations and assets and liabilities acquired and assumed in connection with the foregoing conform in all material respects to the descriptions thereof contained in the Offering Circular, subject to any changes provided for, discussed or contemplated in the Offering Circular.

The undersigned officers of the Company hereby further certify that (a) the Company will use the Escrow Funds as described in the Offering Circular under the caption “Use of Proceeds,” (b) no Default or Event of Default under the Indenture has occurred and is continuing or will occur as a result of the foregoing transactions and (c) attached to this Officers’ Certificate as Annex I is a true and correct copy, certified by the Secretary or any Assistant Secretary of the Company, of resolutions duly adopted unanimously by the Board of Directors of the Company on                         , 2004, approving the contents and delivery of this Officers’ Certificate, which resolutions have not since been amended or rescinded in any respect and remain in full force and effect as of the date hereof.

In accordance with Section 5(a) of the Agreement, Trustee is hereby instructed to direct Escrow Agent to disburse immediately all Escrow Funds to the Company by wire transfer of immediately available funds, to the following account:

[insert wire transfer instructions]

IN WITNESS WHEREOF, the undersigned officers have signed this Officers’ Certificate this            day of                                   , 2004.

Name:
Title:

Name:
Title:

ANNEX I

TO OFFICERS’ CERTIFICATE

CERTIFIED RESOLUTIONS OF BOARD OF DIRECTORS

EXHIBIT B

FORM OF OPINION OF SEWARD & KISSEL LLP

                          , 2004

Wilmington Trust Company, as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

Re:                             Ship Finance International Limited

Ladies and Gentlemen:

We have acted as special counsel to Ship Finance International Limited, a Bermuda exempted company (the “Company”), Frontline Shipping Limited, a Bermuda exempted company (the “Charterer”), Frontline Management (Bermuda) Ltd., a Bermuda exempted company (“Frontline Management”), Frontline Ltd., a Bermuda exempted company (“Frontline” and together with the Company, the Charterer and Frontline Management, collectively, the “Frontline Parties”) on matters of the laws of the State of New York and the laws of the United States of America, in relation to, among other things, the Company’s offering of an aggregate of up to $580,000,000 of Senior Notes due 2013 (the “Securities”), and the negotiation, execution and delivery of the Transaction Documents (as defined below) to which the Company and the other Frontline Parties are parties.  We are delivering this opinion pursuant to Section 5(a) of the Escrow Agreement (the “Escrow Agreement”), dated as of December 18, 2003, by and among the Company, Frontline and Wilmington Trust Company, as Escrow Agent (in such capacity, the “Escrow Agent”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Escrow Agreement unless the context otherwise requires.

In rendering this opinion, we have examined and relied on originals or copies of the following:

(i)                                     the Company’s Offering Circular, dated December 11, 2003, relating to the offering of the Securities (the “Offering Circular”);

(ii)                                  the Indenture, dated as of December 18, 2003, by and between the Company and Wilmington Trust Company, as Trustee (the “Indenture”);

(iv)                              the guarantees by each of the Subsidiaries under the Indenture (the “Guarantees”);

(v)                                 the Escrow Agreement;

(vi)                              the Fleet Purchase Agreement, dated as of December 11, 2003, by and between the Company and Frontline (the “Fleet Purchase Agreement”);

(vii)                           the Charter Ancillary Agreement (as defined in the Fleet Purchase Agreement);

(viii)                        the Charters (as defined in the Fleet Purchase Agreement);

(ix)                                the Management Agreements (as defined in the Fleet Purchase Agreement);

(x)                                   the Performance Guarantee (as defined in the Fleet Purchase Agreement) (and together with the Indenture, the Guarantees, the Escrow Agreement, the Fleet Purchase Agreement, the Charter Ancillary Agreement, the Charters and the Management Agreements, collectively, the “Transaction Documents”); and

(xi)                                the constitutive documents of each Frontline Party.

We have also examined and relied, as to factual matters, upon originals, or copies certified to our satisfaction, of such records, documents, certificates of officers of the Frontline Parties and of public officials and other instruments, and made such other inquiries, as, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below.  As to questions of fact material to this opinion, we have, with your approval, where relevant facts were not independently established, relied without investigation upon, among other things, the representations made in the Transaction Documents and certificates of officers of the Frontline Parties.  Insofar as our opinions pertain to matters of Bermuda law, Bahamian law, the law of the Isle of Man, Singapore law or English law, we have relied exclusively and without independent investigation upon the opinions of various local counsel to the Frontline Parties.

For the purpose of this opinion, we have further assumed:

(a)                                  the power, authority and legal right of all parties to the Transaction Documents (other than the Frontline Parties) to enter into and to perform their respective obligations thereunder and that the Transaction Documents have been duly authorized, executed and delivered by each of the parties thereto (other than the Frontline Parties);

(b)                                 the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c)                                  due compliance of the Transaction Documents with all matters of, and the validity and enforceability thereof under, all such laws as govern or relate to them (other than the laws of the jurisdictions as to which we are opining);

(d)                                 that each of the parties to the Transaction Documents (other than the

Frontline Parties) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against any of the Frontline Parties; and

(e)                                  that any required consents, licenses, permits, approvals, exemptions or authorizations of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction (other than the jurisdictions as to which we are opining) in connection with the transactions contemplated by the Transaction Documents have been duly obtained or made.

Based upon and subject to the foregoing and to the qualifications and limitations expressed herein, we are of the opinion that:

1.                                       All conditions necessary for the Company to complete the purchase of at least 45 of the Vessel Owning Subsidiaries (as defined in the Fleet Purchase Agreement), as contemplated by the Fleet Purchase Agreement, have been satisfied or waived (other than the release of the Escrow Funds to the Company).  [In the event there was a Total Loss (as defined in the Indenture) of a Vessel (as defined in the Fleet Purchase Agreement) prior to the acquisition by the Company of the Vessel Owning Subsidiary that owns that Vessel, Frontline has either (a) irrevocably transferred to the Company its right to receive all insurance proceeds, damages, indemnities or other amounts it has received or may receive in connection with such Total Loss or (b) substituted a vessel of similar age, size and classification and the Company has completed the purchase of the entity that owns such substituted vessel for a similar purchase price, in each case in accordance with the terms of the Fleet Purchase Agreement in all material respects.]

2.                                       The Charter Ancillary Agreement (as defined in the Fleet Purchase Agreement) has been duly authorized, executed and delivered by all parties thereto and is in full force and effect.

3.                                       To our knowledge (a) Frontline has complied with its obligations under the Charter Ancillary Agreement in all material respects, including its obligation to capitalize the Charterer (as defined in the Fleet Purchase Agreement) with at least U.S. $250 million in cash in accordance with the terms thereof and (b) there are no defaults thereunder that are continuing.

4.                                       The Charters and the Management Agreements (each as defined in the Fleet Purchase Agreement) with respect to the Vessel Owning Subsidiaries that have been acquired have been duly authorized, executed and delivered by all parties thereto and are in full force and effect (subject to any exceptions expressly contemplated by the Fleet Purchase Agreement), on substantially the terms described in the Offering Circular and, to our knowledge, there are no defaults thereunder that are continuing.

5.                                       The Frontline Performance Guarantee (as defined in the Fleet Purchase Agreement) has been duly authorized, executed and delivered by Frontline and is in full force and effect.

6.                                       All of the Restricted Subsidiaries (as defined in the Indenture) that have been acquired by the Company have executed and delivered Subsidiary Guarantees (as defined in the Indenture) in accordance with the Indenture, and such Subsidiary Guarantees are in full force and effect.

The above opinions are subject to the following additional limitations, qualifications and exceptions:

(a)                                  the enforceability of the rights and remedies provided for in the Transaction Documents is subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect;

(b)                                 the enforceability of the Transaction Documents may be limited by application of the principles of good faith, fair dealing, commercial reasonableness, materiality and unconscionability;

(c)                                  the enforceability of the Transaction Documents is subject to general principles of equity with respect to the enforceability of any of the remedies, covenants or other provisions of the Transaction Documents and to the availability of specific performance or injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d)                                 any provision in the Transaction Documents specifying that the provisions thereof may only be waived in writing may not be enforceable to the extent that an oral agreement or agreement implied by trade practice or course of conduct is created modifying provisions of the Transaction Documents;

(e)                                  we express no opinion as to the legality, validity, binding effect or enforceability of any provisions of the Transaction Documents relating to indemnification, contribution or exculpation (i) in connection with violations of any applicable laws, statutory duties or public policy by the indemnified or exculpated party, or (ii) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (iii) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

(f)                                    we express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Transaction Documents related to choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York applying the choice of law principles of the State of New York;

(g)                                 with respect to the submission to the jurisdiction of the United States District Courts contained in the Transaction Documents, we note the limitations of 28 U.S.C. §1332 on federal court jurisdiction in cases where diversity of citizenship is lacking, and we also note that such submissions and the waivers contained in such sections cannot supersede those courts’ discretion in determining whether to transfer an action from one federal court to another under 28 U.S.C.§1404(a); and

(h)                                 the opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

Whenever we have asserted above that a matter is “to our knowledge” or “known to us”, our knowledge is limited to actual knowledge of those attorneys in our office who have participated in the representation of the Frontline Parties.

This opinion is limited to matters of law of the State of New York and the United States of America.  We express no opinion with respect to the law of any other jurisdiction.

The opinions in this letter are rendered only to the Trustee with respect to the above-referenced transaction.  The opinions may not be relied upon for any other purpose, or relied upon by any other person, firm or entity for any purpose.

Very truly yours,